Filed Pursuant to Rule 424(b)(7)
Registration No. 333-256092

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 13, 2021)

NexTier Oilfield Solutions Inc.

500,000 Shares

Common Stock

The selling stockholder of NexTier Oilfield Solutions Inc. (“NexTier,” “we,” “us” or the “Company”) listed under the heading “Selling Stockholder” may offer and resell up to 500,000 shares of NexTier common stock, par value $0.01 per share (the “common stock”), under this prospectus supplement. The selling stockholder acquired these shares from us on August 3, 2022 in connection with our acquisition of substantially all assets of the sand hauling, wellsite storage and last mile logistics businesses of Continental Intermodal Group LP (“CIG”) and its subsidiaries from CIG, Continental Intermodal Group – Trucking, LLC and CIG Logistics LLC (the “Acquisition”). We are registering the offer and sale of shares of the common stock owned by the selling stockholder to satisfy registration rights we have granted to the selling stockholder pursuant to a registration rights agreement dated as of August 3, 2022 (the “Registration Rights Agreement”). The selling stockholder (which term as used herein includes its donees and pledgees, distributees, transferees or other successors in interest) may sell these shares through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. The timing and amount of any sale is within the sole discretion of the selling stockholder, subject to certain restrictions. See “Plan of Distribution” on page S-8 of this prospectus supplement.

We will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is listed on the New York Stock Exchange under the symbol “NEX.” On October 28, 2022, the last reported sale price for our common stock on the New York Stock Exchange was $9.63 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus, as well as in any other filings that are incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2022.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 13, 2021, we filed with the SEC a registration statement on Form S-3 (File No. 333-256092) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described in the section entitled “Where You Can Find More Information” in this prospectus supplement.

We have not, and the selling stockholder has not, authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations, and prospects may have changed since those dates.

As used in this prospectus supplement, unless the context otherwise requires, (i) references to the terms “Company,” “NexTier,” “we,” “us” and “our” refer to NexTier Oilfield Solutions Inc. and its consolidated subsidiaries, (ii) the term “2021 10-K” refers to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022, incorporated by reference herein; and (iii) the term “Subsequent Quarterly Reports” refers to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on April 28, 2022, July 27, 2022 and October 26, 2022, respectively, each incorporated by reference herein.

Market, Industry and Other Data

This prospectus supplement and the documents incorporated by reference herein include market and industry data and certain other statistical information based on third-party sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our own good faith estimates, which are supported by our management’s knowledge of and experience in the markets and businesses in which we operate.

While we are not aware of any misstatements regarding any market, industry or similar data presented or incorporated by reference herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the sections entitled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and “Risk Factors” incorporated by reference herein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus supplement, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “estimate,” “predict,” “potential,” “outlook,” “reflect,” “forecast,” “future,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained or incorporated by reference in this prospectus supplement speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Except as required by law, we have no obligation to update any forward-looking statements made or incorporated by reference in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events. Forward-looking statements contained or incorporated by reference in this prospectus supplement include, but are not limited to, statements about:

•

the continued impact of the COVID-19 pandemic (including as a result of the emergence of new variants and strains of the virus, such as Delta and Omicron) and the evolving response thereto by governments, private businesses or others to contain the spread of the virus and its variants or to treat its impact;

•	changing regional, national or global economic conditions, including rising inflation and supply chain issues;

•	the ongoing impact of geopolitical conflicts;

•	our business strategy;

•	our plans, objectives, expectations and intentions;

•	the competitive nature of the industry in which we conduct our business, including pricing pressures;

•	our future operating results;

•	crude oil and natural gas demand, production growth, and commodity prices;

•	demand for services in our industry;

•	the impact of pipeline and storage capacity constraints;

•	the impact of adverse weather conditions;

•	the effects of government regulation;

•	changes in tax laws;

•	legal proceedings, liability claims and effect of external investigations;

•	the effect of a loss of, or the financial distress of, one or more customers;

•	our ability to obtain or renew customer contracts;

•	the effect of a loss of, or interruption in operations of, one or more key suppliers;

•	our ability to maintain the right level of commitments under our supply agreements;

•	the market price and availability of materials or equipment;

•	the impact of new technology;

•	our ability to employ a sufficient number of skilled and qualified workers;

•	our ability to obtain permits, approvals and authorizations from governmental and third parties;

•	planned acquisitions, divestitures and future capital expenditures;

•	our ability to maintain secure and effective information technology systems;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to service our debt obligations;

•	financial strategy, liquidity or capital required for our ongoing operations and acquisitions, and our ability to raise additional capital;

•	the market volatility of our stock;

•	our ability or intention to pay dividends or to effectuate repurchases of our common stock;

•	the impact of ownership by Cerberus (through Keane Investor); and

•	the impact of our corporate governance structure.

We caution you that the foregoing list may not contain all of the forward-looking statements made or incorporated by reference in this prospectus supplement. You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our 2021 10-K, the section entitled “Risk Factors” in our Subsequent Quarterly Reports and elsewhere in this prospectus supplement and the documents incorporated by reference, as such factors may be updated from time to time in other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus supplement. We cannot assure you that the results, events, circumstances, plans, intentions or expectations reflected in any forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially from those described in such forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to revise or update any forward-looking statements made or incorporated by reference in this prospectus supplement for any reasons, except as required by law. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

OUR COMPANY

NexTier Oilfield Solutions Inc. is a predominately U.S. land oilfield service company, with a diverse set of well completion and production services across a variety of active and demanding basins. We provide our services through our operating subsidiaries to exploration and production customers. Our integrated solutions approach is focused on delivering efficiency, and our ongoing commitment to innovation helps our customers capitalize on technological advancements. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation.

We provide services largely consisting of:

•

Completion Services, which consists of the following businesses and services lines: (1) hydraulic fracturing; (2) wireline and pumpdown services; (3) Power Solutions natural gas fueling business; and (4) completion support services, which includes the Company’s research and technology department.

•	WC&I, which, following the sale of its coiled tubing assets during the third quarter of 2022, consists of the cementing services service line.

We provide our services in several of the most active basins in the United States, including the Permian, the Marcellus Shale/Utica, the Eagle Ford, Mid-Continental, Haynesville, and the Bakken/Rockies. The high density of our operations in the basins in which we are most active provides us the opportunity to leverage our fixed costs and to quickly respond with what we believe are highly efficient, integrated solutions that are best suited to address customer requirements. We provide our services in conjunction with onshore well development, in addition to stimulation operations on existing wells, to exploration and production customers with some of the highest quality and safety standards in the industry.

Company Information

NexTier Oilfield Solutions Inc. is incorporated under the laws of the State of Delaware.

Our principal executive offices are located at 3990 Rogerdale Rd., Houston, TX 77042. Our telephone number is (713) 325-6000 and our internet address is www.nextierofs.com. Our website and the information contained thereon and accessible therefrom are not part of this prospectus supplement and should not be relied upon by prospective investors in connection with any decision to purchase our shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully this prospectus supplement, the accompanying prospectus and any related free writing prospectus and carefully read the risks described under the sections entitled “Risk Factors” in our 2021 10-K and the Subsequent Quarterly Reports, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with the other information in the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.” Additionally, the risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only risks and uncertainties that we face, and our business, financial condition, prospects, results of operations, cash flow and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material. If any of these risks actually occurs, our business, reputation, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of the common stock by the selling stockholder. We will bear the expenses and fees incurred in connection with the registration of the shares to be sold by the selling stockholder, including registration, listing fees, printers and accounting fees and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling stockholder will bear any selling discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of common stock.

SELLING STOCKHOLDER

Up to 500,000 shares of our common stock issued to the selling stockholder in connection with the Acquisition are being offered by this prospectus supplement, all of which are being offered for resale for the account of the selling stockholder pursuant to the Registration Rights Agreement. The selling stockholder may from time to time offer and sell pursuant to this prospectus supplement, any, all or none of the shares of our common stock being registered, but is not obligated to do so. The selling stockholder makes no representation that the securities to which this prospectus supplement relates will be offered for sale. For purposes of this prospectus supplement, the selling stockholder includes the selling stockholder set forth in the table below and its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholder’s interests in the securities covered by this prospectus supplement, in each case subject to the Registration Rights Agreement.

The shares of our common stock being offered by the selling stockholder pursuant to this prospectus supplement are subject to certain lock-up restrictions. See “Plan of Distribution—Lock-up Provisions.”

The table below, as of the date of this prospectus supplement, sets forth certain information known to us, with respect to the beneficial ownership of our shares of common stock held by the selling stockholder. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See the section entitled “Plan of Distribution.” In addition, the selling stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the securities it holds in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus supplement. Therefore, for purposes of the table below, we have assumed that the selling stockholder will sell all of its shares of common stock covered by this prospectus supplement.

For the purposes of the table below, the percentage of shares beneficially owned is determined in accordance with the rules and regulations of the SEC, including Rule 13d-3 under the Exchange Act. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. We have based percentage of beneficial ownership prior to this offering on 245,529,851 shares of common stock outstanding as of October 21, 2022.

All information with respect to common stock ownership of the selling stockholder has been furnished by or on behalf of the selling stockholder. We believe, based on information supplied by the selling stockholder, that except as may otherwise be indicated in the table below, the selling stockholder has sole voting and dispositive power with respect to the securities reported as beneficially owned by it.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Number of Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage of Outstanding Shares			Number	Percentage of Outstanding Shares
Continental Intermodal Group LP (1)	500,000		*	500,000	—	—

*	Denotes beneficial ownership of less than 1%.
(1)

Continental Intermodal Group LP is controlled by its general partner, Continental Intermodal Group GP LLC (“CIG GP”). The business address of CIG GP and Continental Intermodal Group LP is 19500 State Hwy 249, Suite 410, Houston, TX 77070.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of the shares of common stock beneficially owned by it and offered hereby. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock.

The selling stockholder, which, as used herein, includes any of its donees, pledgees, distributees, assignees, transferees and successors-in-interest selling shares of common stock received after the date of this prospectus supplement from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the securities covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. The selling stockholder may use any one or more of the following methods when disposing of its securities:

•	on NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	through underwriters, brokers or dealers or agents for resale to the public or to institutional investors at various times;

•	to or through underwriters or dealers in one or more underwritten offerings or pursuant to other underwritten transactions on a firm commitment or best-efforts basis;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus supplement and any applicable prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans;

•	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	settlement of short sales;

•	distribution to employees, members, limited partners or equityholders of the selling stockholder;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options (including put or call options) or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the securities it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement amending the list of selling stockholders to include any donee, pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus supplement. The selling stockholder also may transfer the securities in other circumstances, in which case the donees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. Upon being notified by the selling stockholder, in accordance with the Registration Rights Agreement, that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a prospectus supplement or, if appropriate, a post-effective amendment, to name specifically such person as a selling stockholder.

In addition, the selling stockholder may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering a prospectus supplement. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

To the extent required, with respect to a particular offering of the securities held by the selling stockholder, the specific securities to be offered and sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the proceeds to be received from the sale (if any) and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus supplement, the names of any participating agents, broker-dealers or underwriters and any applicable commissions or discounts, concessions and other items constituting compensation from the selling stockholder will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment.

The aggregate proceeds to the selling stockholder from the sale of the securities offered hereby will be the purchase price of such securities less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

Instead of selling the securities pursuant to this prospectus supplement, the selling stockholder may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act. The selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, that the third parties may sell securities covered by this prospectus supplement and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock.

The selling stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of the pledged securities pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriter or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholder may solicit offers to purchase shares directly from, and it may sell such shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement, if any.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The selling stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholder pay for solicitation of these contracts.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated immediately prior to the sale. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed eight percent (8%) of the gross proceeds of any offering pursuant to this prospectus supplement and any applicable prospectus supplement.

If at the time of any offering made under this prospectus supplement a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements, or understandings between the selling stockholder and any broker-dealer or agent regarding the sale of the shares by the selling stockholder. Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In connection with the sale of the common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell common stock short and deliver these shares to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement.

In offering the securities covered by this prospectus supplement, the selling stockholder and any underwriters, broker-dealers or agents who execute sales for the selling stockholder or otherwise participate in the sale of the securities herein may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions or concessions received by such underwriters, broker-dealers or agents and any profit they earn on any resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including anti-manipulation rules of Regulation M, which may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates, such as limiting the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus supplement and the accompanying prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Lock-up Provisions

In connection with the transactions contemplated by the definitive agreement for the Acquisition and related documents, including the Registration Rights Agreement, CIG agreed to certain lock-up provisions which require CIG to continue to own (subject to customary exceptions) the shares of common stock being offered for resale pursuant to this prospectus supplement from the issue date until November 1, 2022.

LEGAL MATTERS

King & Spalding LLP will pass upon the validity of the shares of the Company’s common stock offered hereby.

EXPERTS

The consolidated financial statements of NexTier Oilfield Solutions Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 (File No. 333-256092) we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain our SEC filings from the SEC’s website at www.sec.gov or from our website at www.nextierofs.com. The information contained on our website is not incorporated by reference into this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and any information contained in this prospectus supplement or in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or free writing prospectus provided to you in connection with this offering modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement. The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June  30, 2022 and September 30, 2022, filed with the SEC on April 28, 2022, July 27, 2022 and October 26, 2022, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 6, 2022, January  7, 2022, June 15, 2022 (solely with respect to the Current Report on Form 8-K filed with respect to Item 5.02), July  22, 2022, August  3, 2022 (solely with respect to Item 8.01) and October 25, 2022 (solely with respect to Item 8.01); and

•

the description of our common stock as set forth in our registration statement on Form 8-A, filed with the SEC on January 18, 2017, pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.2 to our 2021 10-K, and any subsequent amendments or reports filed for the purpose of updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

NexTier Oilfield Solutions Inc.

3990 Rogerdale Rd.

Houston, TX 77042

(713) 325-6000

PROSPECTUS

NexTier Oilfield Solutions Inc.

Common Stock

We and/or one or more selling stockholders identified in any prospectus supplement may offer to sell shares of our common stock, par value $0.01 per share, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

The shares of common stock may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our shares. If any agents, dealers or underwriters are involved in the sale of any of our shares, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our shares also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information.

We will not receive any proceeds from the sales of our common stock by selling stockholders.

This prospectus describes some of the general terms that may apply to these shares. Each time that we or the selling stockholders offer any shares using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering, including the specific amounts and prices of the shares being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell shares unless accompanied by a prospectus supplement describing the method and terms of the offering.

Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “NEX.”

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “ Risk Factors ” beginning on page 7 of this prospectus, in any prospectus supplement and free writing prospectus, together with the documents incorporated or deemed incorporated by reference before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2021.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we and/or one or more selling stockholders may, from time to time, offer any of our common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the shares that we or the selling stockholders may offer. Each time we or the selling stockholders offer common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the specific amounts and prices of the shares being offered. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Information Incorporated by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents described herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of common stock to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Explanatory Note

As used in this prospectus, unless the context otherwise requires, (i) references to the terms “Company,” “NexTier,” “we,” “us” and “our” refer to NexTier Oilfield Solutions Inc. and its consolidated subsidiaries, (ii) the term “2020 10-K” refers to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021, incorporated by reference herein; and (iii) the term “First Quarter 10-Q” refers to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 5, 2021, incorporated by reference herein.

Market, Industry and Other Data

This prospectus and the documents incorporated by reference herein include market and industry data and certain other statistical information based on third-party sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our own good faith estimates which are supported by our management’s knowledge of and experience in the markets and businesses in which we operate.

While we are not aware of any misstatements regarding any market, industry or similar data presented or incorporated by reference herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the sections entitled “Special Note Regarding Forward-Looking Statements” in this prospectus and “Risk Factors” incorporated by reference herein.

Trademark and Trade Names

This prospectus and the documents incorporated by reference herein contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® , ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained or incorporated by reference in this prospectus speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Forward-looking statements contained or incorporated by reference in this prospectus include, but are not limited to, statements about:

•

the impact of the current COVID-19 pandemic and the evolving response thereto, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments, private businesses or others;

•	changing regional, national or global economic conditions, including oil and gas supply and demand;

•	our business strategy;

•	our plans, objectives, expectations and intentions;

•	the competitive nature of the industry in which we conduct our business, including pricing pressures;

•	our future operating results;

•	crude oil and natural gas commodity prices;

•	demand for services in our industry;

•	the impact of pipeline and storage capacity constraints;

•	the impact of adverse weather conditions;

•	the effects of government regulation;

•	changes in tax laws;

•	legal proceedings, liability claims and effect of external investigations;

•	the effect of a loss of, or the financial distress of, one or more customers;

•	our ability to obtain or renew customer contracts;

•	the effect of a loss of, or interruption in operations of, one or more key suppliers;

•	our ability to maintain the right level of commitments under our supply agreements;

•	the market price and availability of materials or equipment;

•	the impact of new technology;

•	our ability to employ a sufficient number of skilled and qualified workers;

•	our ability to obtain permits, approvals and authorizations from governmental and third parties;

•	planned acquisitions, divestitures and future capital expenditures;

•	our ability to maintain effective information technology systems;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to service our debt obligations;

•	financial strategy, liquidity or capital required for our ongoing operations and acquisitions, and our ability to raise additional capital;

•	the market volatility of our stock;

•	our ability or intention to pay dividends or to effectuate repurchases of our common stock; and

•	plans, objectives, expectations and intentions.

We caution you that the foregoing list may not contain all of the forward-looking statements made or incorporated by reference in this prospectus. You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our 2020 10-K, the section entitled “Risk Factors” in our First Quarter 10-Q and elsewhere in this prospectus and the documents incorporated by reference, as such factors may be updated from time to time in other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

OUR COMPANY

NexTier Oilfield Solutions Inc. is a predominately U.S. land focused oilfield service company, with a diverse set of well completion and production services across a variety of active and demanding basins. We provide our services through our operating subsidiaries to exploration and production customers. Our integrated solutions approach is focused on delivering efficiency, and our ongoing commitment to innovation helps our customers capitalize on technological advancements. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation.

We were formed under the name Keane Group, Inc. as a Delaware corporation on October 13, 2016, to be a holding corporation as part of an organizational restructuring of Keane Group Holdings, LLC, which was formed March 1, 2011, and its subsidiaries, for the purpose of facilitating the initial public offering of shares of common stock of the Company in 2017. On January 25, 2017, we consummated an initial public offering (“IPO”). To effectuate the IPO, we completed a series of transactions reorganizing our business, resulting in the Company being a holding company with no material assets other than its ownership of Keane Group. In connection with the restructuring, the Keane Group entities became wholly owned subsidiaries of the Company.

In continuation of our growth through acquisition strategy, which since 2013 has notably resulted in the growth of the location and scale of our operational footprint, expansion of our customer base, addition of wireline operations, increase in our pumping capacity and expansion of our hydraulic fracturing operations by more than an additional 1,040,000 hydraulic horsepower, on October 31, 2019, we completed a merger transaction (the “C&J Merger”) with C&J Energy Services, Inc., then a publicly traded Delaware corporation. Pursuant to this transaction, C&J was ultimately merged with and into one of our wholly owned subsidiaries, with our subsidiary continuing as the surviving entity. On the effective date of the C&J Merger, we changed our name to “NexTier Oilfield Solutions Inc.”

We provide services largely, consisting of:

•	Completion Services, which is comprised of: (1) fracturing services; (2) wireline and pumping services; and (3) completion support services, which includes our research and technology department; and

•	Well Construction and Intervention Services, which is comprised of: (1) cementing services and (2) coiled tubing services.

We provide our services in several of the most active basins in the United States, including the Permian, the Marcellus Shale/Utica, the Eagle Ford and the Bakken/Rockies. The high density of our operations in the basins in which we are most active provides us the opportunity to leverage our fixed costs and to quickly respond with what we believe are highly efficient, integrated solutions that are best suited to address customer requirements. We provide our services in conjunction with onshore well development, in addition to stimulation operations on existing wells, to exploration and production customers with some of the highest quality and safety standards in the industry. We believe our proven capabilities enable us to deliver cost-effective solutions for increasingly complex and technically demanding well completion requirements, which include longer lateral segments, multiple fracturing stages in challenging high-pressure formations and greater proppant intensity.

Our completion services are designed in partnership with our customers to enhance both initial production rates and estimated ultimate recovery from new and existing wells. We utilize our in-house capabilities, including our research and technology department and data control instruments business, to offer a technologically advanced and efficiency focused range of completion techniques. In late 2020, we began evolving our completion service offerings to develop an integrated natural gas treatment and delivery solution. We believe this integration solution will assist our customers to reduce emissions at the wellsite and throughout their operations. This solution is focused on providing gas sourcing, compression, transport, decompression, treatment, and related services for our fracturing operations. We currently expect this additional integrated service to be available to our customers later in 2021.

We seek to deploy our assets with well-capitalized customers that have long-term development programs that enable us to maximize operational efficiencies and the return on our assets. We believe our integrated approach increases efficiencies and provides potential cost savings for our customers, allowing us to broaden our relationships with existing customers and attract new ones.

Company Information

NexTier Oilfield Solutions Inc. is incorporated under the laws of the State of Delaware.

Our principal executive offices are located at 3990 Rogerdale Rd., Houston, TX 77042. Our telephone number is (713) 325-6000 and our internet address is www.nextierofs.com. Our website and the information contained thereon and accessible therefrom are not part of this prospectus and should not be relied upon by prospective investors in connection with any decision to purchase our common shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the matters discussed under “Risk Factors” in our 2020 10-K and First Quarter 10-Q, both incorporated by reference in this prospectus. You should also carefully consider the matters discussed under “Risk Factors” or any similar caption in other documents or reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of common stock pursuant to this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.” Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, prospects, results of operations, cash flow and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the shares of common stock offered by us offered pursuant to this prospectus for general corporate purposes, which may include, without limitation, one or more of the following: refunding, repurchasing, retiring upon maturity, redeeming or repaying existing debt; working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

We will not receive any proceeds from sales of our common stock by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the most important terms of our common stock and related provisions of the certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

There were 215,527,369 shares of our common stock issued and outstanding as of April 30, 2021.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders. A majority vote is required for all action to be taken by stockholders, except as otherwise provided for in our certificate of incorporation and bylaws or as required by law, including the election of directors in an election that is determined by our board of directors to be a contested election, which requires a plurality. Our certificate of incorporation provides that our board of directors and, prior to the date that Keane Investor Holdings LLC (“Keane Investor”) and its respective affiliates (as defined in Rule 12b-2 of the Exchange Act), or any person who is an express assignee or designee of Keane Investor’s respective rights under our certificate of incorporation (and such assignee’s or designee’s affiliates) (of these entities, the entity that is the beneficial owner of the largest number of shares is referred to as the “Designated Controlling Stockholder”) ceases to own, in the aggregate, at least 50% of the then-outstanding shares of our common stock (the “50% Trigger Date”), the Designated Controlling Stockholder, are expressly authorized to make, alter or repeal our bylaws and that our stockholders may only amend our bylaws after the 50% Trigger Date with the approval of at least two-thirds of the total voting power of the outstanding shares of our capital stock entitled to vote in any annual election of directors.

From and after such date that the Designated Controlling Stockholder ceases to own, in the aggregate, at least 35% of the then-outstanding shares of our common stock (the “35% Trigger Date”), advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our board of directors will be established.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.

Other Rights

Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Preferred Stock

Our board of directors is authorized, by resolution or resolutions, to issue up to 50,000,000 shares of our preferred stock. Our board of directors is authorized, by resolution or resolutions, to provide, out of the unissued shares of our preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix, without further stockholder approval, the designation, powers, preferences and relative, participating, option or other special rights, including voting powers and rights, and the qualifications, limitations or restrictions thereof, of each series of preferred stock pursuant to Section 151 of the Delaware General Corporation Law (the “DGCL”). Our board of directors could authorize the issuance of preferred stock with terms and conditions that could discourage a takeover or other transaction that some holders of our common stock might believe to be in their best interests or in which holders of common stock might receive a premium for their shares over and above market price. We have no current plan to issue any shares of preferred stock.

Composition of our Board of Directors

Our board of directors currently has nine members. The Second Amended and Restated Stockholders’ Agreement, dated as of October 31, 2019, by and among the Company, and Keane Investor (the “Stockholders’ Agreement”) provides that, effective as of the effective time, Keane Investor (or Cerberus Capital Management, L.P. (“Cerberus”), if Cerberus no longer holds its Common Stock through Keane Investor) will have the right to designate (i) two individuals to the Board for as long as Keane Investor or Cerberus, as applicable, has beneficial ownership of at least 12.5% of the outstanding Common Stock and (ii) one individual to the Board for as long as Keane Investor or Cerberus, as applicable, has beneficial ownership of less than 12.5% but at least 7.5% of the outstanding Common Stock. Pursuant to the Stockholders’ Agreement, Keane Investor or Cerberus, as applicable, has customary replacement rights for such designees.

Our certificate of incorporation provides that our board of directors will consist of not less than seven directors and not more than 15 directors, and that the exact number of directors will be determined by a resolution of our board of directors. Our certificate of incorporation also provides that, prior to the 50% Trigger Date, the Designated Controlling Stockholder may increase or decrease the authorized number of directors on our board of directors. Following the 50% Trigger Date, the authorized number of directors may be increased or decreased only with the approval of at least two-thirds of all of the outstanding shares of our capital stock entitled to vote.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors or, prior to the 35% Trigger Date, by the Designated Controlling Stockholder. Our bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or by a committee appointed by our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Calling Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by our board of directors or by stockholders owning at least 25% in amount of our entire capital stock issued and outstanding, and entitled to vote.

Stockholder Action by Written Consent

The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Prior to the 50% Trigger Date, the Designated Controlling Stockholder may take any action that may be taken at a meeting by written consent. On or after the 50% Trigger Date, no action may be taken by written consent in lieu of a stockholders’ meeting.

Undesignated Preferred Stock

Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the DGCL, an anti-takeover law (“Section 203”). This law prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include: any merger or consolidation involving us and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder; in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person. A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. We have opted out of this provision. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Accordingly, we will not be subject to any anti-takeover effects of Section 203.

Removal of Directors; Vacancies

Our certificate of incorporation provides that, following the 50% Trigger Date, directors may be removed with or without cause upon the affirmative vote of holders of at least two-thirds of the total voting power of the outstanding shares of the capital stock of the Company entitled to vote in any annual election of directors or class of directors, voting together as a single class. In addition, our certificate of incorporation provides that vacancies, including those resulting from newly created directorships or removal of directors, may only be filled (i) by the Designated Controlling Stockholder or by a majority of the directors then in office, prior to the 50% Trigger Date, and (ii) after the 50% Trigger Date, by a majority of the directors then in office, in each case although less than a quorum, or by a sole remaining director. This may deter a stockholder from increasing the size of our board of directors and gaining control of the board of directors by filling the remaining vacancies with its own nominees.

Limitation on Directors’ Liability

Our certificate of incorporation and bylaws will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Debt Facilities

Under our existing debt facilities, a change of control may permit the lenders to exercise remedies, such as acceleration of their loans, termination of their obligations to fund additional advances and collection against the collateral securing such loan.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Stockholders’ Agreement

Registration Rights

Pursuant to the Stockholders’ Agreement, Keane Investor may make up to four demands for us to register under the Securities Act all of the registrable securities not then covered by an existing and effective registration statement by delivering to us a written notice of each such demand.

Pursuant to the Stockholders’ Agreement, subject to certain limitations, if we propose to register any shares of common stock under the Securities Act (other than (i) pursuant to a registration statement requested in connection with the exercise of any demand registration rights described in preceding paragraph, (ii) on Form S-4 or Form S-8 (or a similar or successor form) or (iii) with respect to certain other specified offerings) with respect to an offering of shares of common stock for our own account or for the account of any of our stockholders, we must, as soon as practicable, give written notice to Keane Investor of our intention to do so (but in no event less than ten days prior to the proposed filing date) and offer Keane Investor the opportunity to register under such registration all registrable securities with respect to which we have received written requests for inclusion therein.

Listing

Our common stock is listed on the NYSE under the symbol “NEX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our common stock by the selling stockholders, the number of shares to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the shares of common stock offered by this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers;

•	through a combination of any of the foregoing methods of sale; and/or

•	through any other methods described in a prospectus supplement.

We and/or one or more selling stockholders may sell the shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the shares. A prospectus supplement will describe the terms of any sale of shares we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of shares. Underwriters may offer and sell shares at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of shares in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares for whom they may act as agent. Underwriters may be involved in any “at the market” offering of shares by us or on our behalf.

Underwriters may sell shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the shares if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the shares at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of shares, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the shares being offered pursuant to this prospectus, we will sell the shares to the dealer, as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the shares may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the shares may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any shares that may be offered by this prospectus will be passed upon for us by Schulte Roth & Zabel, LLP, New York, New York or other counsel who is satisfactory to us. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NexTier Oilfield Solutions Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in method of accounting for leases as of January 1, 2019.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, you should refer to the registration statement and to its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of such documents, you should obtain the documents yourself by following the procedures described above.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain our SEC filings from the SEC’s website at www.sec.gov or from our website at www.nextierofs.com.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 5, 2021;

•	our Current Report on Form 8-K filed January 13, 2021; and

•

the description of our common stock as set forth in our registration statement on Form 8-A, filed with the SEC on January 18, 2017, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

NexTier Oilfield Solutions Inc.

3990 Rogerdale Rd.

Houston, TX 77042

500,000 Shares

NexTier Oilfield Solutions Inc.

PROSPECTUS SUPPLEMENT

October 31, 2022